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                                                                 EXHIBIT (e)(12)

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
 ---      American                                                            Request for Change in
|AIG|        General                                                          Allocation of Net Premiums
 ---                                                                          and Monthly Deductions**

American General Life Insurance Company
Member of American International Group, Inc.
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Insured's                                                           Policy
Name:    _________________________________________________________  Number _____________________________

           Instructions for completing your change in allocation(s):

     A.   Parts I, II, and III. must be completed entirely for all policies.
     B.   Percentages must be zero or a whole number not greater than 100 (i.e., 34%, 33%, & 33%).
     C.   Send completed form to American General Life's Administrative Office shown in the Policy
          Information Section of your contract.
     D.   Refer to your prospectus for restrictions and specific information pertaining to Allocations of
          Premiums and/or Monthly Deductions.
     E.   This change impacts premium and deductions but does not affect prior contributions or accumulation.
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I.   Please check one of the following:

     [_]  This new allocation will remain in effect unless I change it by writing to American General
          Life's Administrative Office.

     [_]  This payment allocation applies only to the enclosed payment. After this payment, allocation percentages for net premiums are to revert back to the percentages in effect immediately before this change.

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II.  Complete for allocation of premiums:         **III. Complete for allocations of monthly deductions:

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series

______ % to _____________________ Division/Series     ______ % to ______________________ Division/Series


________________________________________________          _______________________________________________
Signature of Owner/Title             Date                 Signature of Joint Owner/Assignee      Date

_________________________________________________________________________________________________________
[_]  Please check if this is an address change.

_________________________________________________________________________________________________________
Number & Street                   Town or City                     State                     ZIP Code
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AGLC 100556